                                                                    Exhibit 11.2

                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the following Registration Statements of Vivendi Universal S.A.:

                                                    REGISTRATION
        SEC FORM             FILING DATE                NUMBER
        --------             -----------            ------------
          S-8                  06/06/02                33372270
          S-8                  06/04/02                33389744
          S-8                  06/04/02                33389754
          S-8                  05/06/02                33387622
          S-8                  01/31/02                33381830
          S-8                  10/26/01                33372270
          S-8                  08/29/01                33364754
          S-8                  12/11/00                33351654
          S-8                  12/11/00                33348966
          F-3/A                06/03/02                33381578
          F-3                  01/29/02                33381578
          S-8                  10/05/00                33347440


of our report dated March 28, 2002 (except with respect to the matters discussed in Note 14 as to which date is May 24, 2002) with respect to the consolidated balance sheets of Vivendi Universal and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001, included in this Annual Report on Form 20-F for the year ended December 31, 2002. This report is a copy of the joint audit report previously issued by Barbier Frinault & Cie, a member of Andersen Worldwide and RSM Salustro Reydel.



                                               Paris, France
                                               June 27, 2003

/s/ RSM Salustro Reydel
-----------------------
RSM Salustro Reydel